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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and the related Prospectus of iTurf Inc. for the registration of 3,783,622 shares of its Class A Common Stock and to the incorporation by reference therein of our report dated March 30, 2000 with respect to the consolidated financial statements of iTurf Inc. included in its Annual Report (Form 10-K) for the year ended January 29, 2000 filed with the Securities and Exchange Commission.

ERNST & YOUNG LLP
New York, New York
May 3, 2000